Exhibit 10.1

TORNIER N.V.

AMENDED AND RESTATED

2010 INCENTIVE PLAN

(As amended and restated on June 27, 2012)

1.	PURPOSE

The purpose of this Plan is to promote the interests of the Company and its Affiliates by authorizing the Committee to grant Awards to Eligible Recipients in order to (i) attract and retain such individuals, (ii) provide an additional incentive to such individuals to work to increase the value of Stock, and (iii) provide such individuals with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders. The Plan shall become effective as of the Effective Date.

2.	DEFINITIONS

2.1. Adverse Action. Adverse Action means any action or conduct by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial, or adverse to the interests of the Company or any Affiliate, including: (i) disclosing confidential information of the Company or any Affiliate to any person not authorized by the Company or Affiliate to receive it, (ii) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Affiliate, or (iii) interfering with the relationships of the Company or any Affiliate and their respective employees, independent contractors, customers, prospective customers, and vendors.

2.2. Affiliate. Affiliate means any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company and any other entity determined by the Committee to be an “Affiliate” for purposes of this Plan.

2.3. Award. Award means, individually or collectively, an Option, Stock Appreciation Right, Stock Grant, Stock Unit Grant, Cash-Based Award, or Other Stock-Based Award, in each case granted to an Eligible Recipient pursuant to this Plan.

2.4. Award Agreement. Award Agreement means either: (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic certificate or statement issued by the Company to a Participant describing the terms and provisions of such an Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5. Board. Board means the Management Board of the Company or any successor thereto, provided, that if the Management Board does not exist, “Board” means the Board of Directors of the Company.

2.6. Cash-Based Award. Cash-Based Award means an Award, denominated and paid in cash, not otherwise described by the terms of this Plan, granted pursuant to Section 9.1 of this Plan.

2.7. Cause. Cause means with respect to any Participant: (i) the Participant has engaged in conduct that in the judgment of the Committee constitutes gross negligence, misconduct, or gross neglect in the performance of the Participant’s duties and responsibilities, including any breach of the policies of the Company, including but not limited to the Company’s Code of Business Conduct and Ethics, the Company’s Code of Conduct on Insider Trading and Confidentiality and the Company’s Code of Conduct on Interactions with U.S. Customers, and conduct resulting or intending to result directly or indirectly in gain or personal enrichment for the Participant at the Company’s expense, (ii) the Participant has been convicted of or has pled guilty to a felony for fraud, embezzlement, or theft, (iii) the Participant has engaged in a breach of any policy of the Company for which termination of employment or service is a permissible consequence, or (iv) the Participant has engaged in any conduct that would constitute “cause” under the terms of his or her employment or consulting agreement, if any; provided, however, that if, subsequent to the Participant’s voluntary termination for any reason or involuntary termination by the Employer without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause for all purposes under this Plan.

2.8. Change in Control. Change in Control means (i) the acquisition (other than from the Company) after the Effective Date by any person, entity, or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (excluding, for this purpose, the Company or its subsidiaries, any employee benefit plan of the Company or its Affiliates) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of either the then-outstanding ordinary shares or the combined voting power of the Company’s then-outstanding capital stock entitled to vote generally in the election of directors, (ii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board, (iii) consummation of a reorganization, merger, or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the then-outstanding voting securities of the reorganized, merged, consolidated, or other surviving corporation (or its direct or indirect parent corporation), (iv) approval by the shareholders of the Company of a liquidation or dissolution of the Company, or (v) the consummation of the sale of all or substantially all of the assets of the Company with respect to which persons who were the shareholders of the Company immediately prior to such sale do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the then-outstanding voting securities of the acquiring corporation (or its direct or indirect parent corporation).

2.9. Code. Code means the United States Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be deemed to include a reference to any applicable regulations thereunder and any successor or amended section of the Code.

2.10. Committee. Committee means the Compensation Committee of the Board or a subcommittee thereof, or any other committee comprised solely of directors designated by the Board to administer this Plan who are (i) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent directors” as defined in the Listing Rules of the Nasdaq Global Market (or other applicable exchange or market on which the Stock may be traded or quoted). The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee, except as otherwise provided in the Plan. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements of membership provided herein.

2.11. Company. Company means Tornier N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands or any successor thereto.

2.12. Consultant. Consultant means a person engaged to provide consulting or advisory services (other than as an Employee or a Non-Employee Director) to the Company or any Affiliate that: (i) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.13. Director. Director means any member of the Board.

2.14. Disability. Disability means any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and which renders a Participant unable to engage in any substantial gainful activity. The Committee shall determine whether a Participant has a Disability. If a Participant disputes such determination, the issue shall be submitted to a competent licensed physician appointed by the Board, and the physician’s determination as to whether a Participant has a Disability shall be binding on the Company and the Participant.

2.15. Disqualifying Disposition. Disqualifying Disposition means any disposition (including any sale) of Stock acquired upon the exercise of an ISO made within the period that ends either (i) two (2) years after the date the Participant was granted the ISO or (ii) one (1) year after the date the Participant acquired Stock by exercising the ISO.

2.16. Effective Date. Effective Date means the date on which the Company’s shareholders (acting at a duly called meeting of such shareholders) approve the adoption of this Plan as amended and restated.

2.17. Eligible Recipients. Eligible Recipients means all Employees, all Non-Employee Directors, and all Consultants.

2.18. Employee. Employee means any individual performing services for the Company or an Affiliate and designated as an employee of the Company or an Affiliate on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company or an Affiliate, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or an Affiliate during such period. An individual shall not cease to be an Employee in the case of: (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company or any Affiliate. For purposes of ISOs, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or an Affiliate, as applicable, is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any ISO held by a Participant shall cease to be treated as an ISO and shall be treated for tax purposes as a Non-ISO. Neither service as a Non-Employee Director nor payment of a Non-Employee Director’s retainer or other fee by the Company shall be sufficient to constitute “employment” by the Company.

2.19. Fair Market Value. Fair Market Value means with respect to the Stock, as of any date: (i) the closing sale price of the Stock as of such date at the end of the regular trading session, as reported by the Nasdaq Stock Market, the New York Stock Exchange, the American Stock Exchange, or any national securities exchange on which the Stock is then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade), (ii) if the Stock is not so listed, admitted to unlisted trading privileges, or reported on any national exchange, the closing sale price as of such date at the end of the regular trading session, as reported by the OTC Bulletin Board or the Pink Sheets LLC, or other comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (iii) if the Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion, and consistent with the definition of “fair market value” under Section 409A of the Code. If determined by the Committee, such determination shall be final, conclusive, and binding for all purposes and on all persons, including the Company, the shareholders of the Company, the Participants, and their respective successors-in-interest. No member of the Committee shall be liable for any determination regarding the Fair Market Value of the Stock that is made in good faith.

2.20. Full Value Award. Full Value Award means an Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of shares of Stock.

2.21. Grant Date. Grant Date means the date an Award is granted to a Participant pursuant to this Plan. Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the Grant Date of any related Award Agreement with the Participant.

2.22. IPO. IPO means an initial underwritten public offering of the Company’s equity securities pursuant to an effective Form S-1 registration statement filed under the 1933 Act.

2.23. IPO Effective Date. IPO Effective Date means the effective date of an IPO.

2.24. ISO. ISO means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of Section 422 of the Code.

2.25. 1933 Act. 1933 Act means the United States Securities Act of 1933, as amended. Any reference to a section of the 1933 Act herein shall be deemed to include a reference to any applicable regulations thereunder and any successor or amended section of the 1933 Act.

2.26. 1934 Act. 1934 Act means the United States Securities Exchange Act of 1934, as amended. Any reference to a section of the 1934 Act herein shall be deemed to include a reference to any applicable regulations thereunder and any successor or amended section of the 1934 Act.

2.27. Non-Employee Director. Non-Employee Director means any Director who is not an Employee of the Company or an Affiliate of the Company.

2.28. Non-ISO. Non-ISO means an option granted under this Plan to purchase Stock which is not intended to satisfy the requirements of Section 422 of the Code.

2.29. Option. Option means an ISO or a Non-ISO.

2.30. Other Stock-Based Award. Other Stock-Based Award means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Section 9.2 of this Plan.

2.31. Participant. Participant means an Eligible Recipient who receives one or more Awards under this Plan.

2.32. Performance Goals. Performance Goals mean with respect to any applicable Award, one or more targets, goals, or levels of attainment required to be achieved in terms of the specified performance measures (as determined by the Committee in its sole discretion) during the specified Performance Period, as set forth in the related Award Agreement.

2.33. Performance Period. Performance Period means the period of time, as determined by the Committee, during which the Performance Goals must be met in order to determine the degree of payout or vesting with respect to an Award.

2.34. Plan. Plan means this Tornier N.V. Amended and Restated 2010 Incentive Plan, as the same may be amended from time to time.

2.35. Prior Plan. Prior Plan means the Tornier B.V. Amended and Restated Stock Option Plan, which was adopted effective as of July 18, 2006, as the same may be amended from time to time.

2.36. Retirement. Retirement means, unless otherwise defined in an Award Agreement or in a written employment, services, or other agreement between the Participant and the Company or an Affiliate, “Retirement” as defined from time to time for purposes of this Plan by the Committee or by the Company’s chief human resources officer or other person performing that function.

2.37. Rule 16b-3. Rule 16b-3 means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.38. Stock. Stock means the ordinary shares of the Company, with a par value per share as defined in the articles of association of the Company, or the number and kind of shares or other securities into which such Stock may be changed in accordance with Section 3.5 of this Plan.

2.39. Stock Appreciation Right. Stock Appreciation Right means a right which is granted under Section 7 of this Plan to receive the appreciation in a share of Stock.

2.40. Stock-Based Award. Stock-Based Award means any equity-based or equity-related Award made pursuant to this Plan, including Options, Stock Appreciation Rights, Stock Grants, Stock Unit Grants, and Other Stock-Based Awards.

2.41. Stock Grant. Stock Grant means a grant under Section 8 of this Plan which is designed to result in the issuance of the number of shares of Stock described in such grant rather than a payment in cash based on the Fair Market Value of such shares of Stock.

2.42. Stock Unit Grant. Stock Unit Grant means a grant under Section 8 of this Plan which is designed to result in the payment of cash based on the Fair Market Value of the number of shares of Stock described in such grant rather than the issuance of the number of shares of Stock described in such grant.

2.43. Ten Percent Shareholder. Ten Percent Shareholder means an individual who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of shares of either the Company, an Affiliate or a “parent corporation” (within the meaning of Section 424(e) of the Code).

3.	SHARES AVAILABLE FOR ISSUANCE; GRANT LIMITS AND ADJUSTMENTS

3.1. Stock Available for Issuance. Subject to adjustment as provided in Section 3.5, the maximum number of shares of Stock that shall be available for issuance under this Plan shall be the sum of:

(a) 2,700,000;

(b) The number of shares of Stock available for grant under the Prior Plan as of the IPO Effective Date (not including any shares of Stock that are subject to outstanding “options” (as defined in the Prior Plan) under the Prior Plan as of the IPO Effective Date, or any shares of Stock that were issued pursuant to options granted under the Prior Plan prior to the IPO Effective Date); and

(c) The number of shares of Stock underlying options which have been granted pursuant to the Prior Plan and are outstanding as of the IPO Effective Date that remain undelivered following any expiration, cancellation, forfeiture, cash settlement, or other termination of such options following the IPO Effective Date; and

(d) The number of shares of Stock issued or subject to Awards granted under the Plan in connection with the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of the Company and/or any Affiliate(s) acquiring, merging, or consolidating with another entity; and

(e) The number of shares that are unallocated and available for grant under a stock plan assumed by the Company or any Affiliate(s) in connection with the merger, consolidation, or acquisition of another entity by the Company and/or any of its Affiliates, based on the applicable exchange ratio and other transaction terms, but only to the extent that such shares may be utilized by the Company or its Affiliates following the transaction pursuant to the rules and regulations of the Nasdaq Global Market (or other applicable market or exchange on which the Company’s Stock may be quoted or traded);

provided, however, that no more than the maximum number of shares of Stock authorized for issuance under this Plan may be issued pursuant to Full Value Awards and no more than the maximum number of shares of Stock authorized for issuance under this Plan may be issued in connection with the exercise of ISOs.

3.2. Source of Stock. The shares of Stock described in Section 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company.

3.3. Accounting for Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. If an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the Participant of the full number of shares to which the Award related, the shares subject to such Award shall, to the extent of such expiration, cancellation, forfeiture, cash settlement or termination, again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan; provided, however, that such shares shall not become available for issuance hereunder if either (i) the applicable shares are withheld or surrendered following the termination of the Plan, or (ii) at the time the applicable shares are withheld or surrendered, it would constitute a material revision of the Plan subject to shareholder approval under any then-applicable rules of the national securities exchange on which the Stock is listed.

3.4. Use of Proceeds. The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.5. Adjustments to Stock and Awards.

(a) In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or any other similar change in the corporate structure or shares of the Company after the date of grant of any Award, or in the event of any change in applicable laws or circumstances that results in or could result in, in either case, the substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall make appropriate adjustment (which determination shall be conclusive) as to: (i) the number and kind of securities or other property (including cash) available for issuance or payment under this Plan, including the sublimits set forth in Section 3.1, and (ii) in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Awards and the exercise price of outstanding Awards. The determination of the Committee as to the foregoing adjustments, if any, shall be final, conclusive, and binding on Participants under this Plan.

(b) Notwithstanding anything else herein to the contrary, without affecting the number of shares of Stock reserved or available hereunder and the sublimits in Section 3.1, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Sections 409A, 422 and 424 of the Code, as and where applicable.

4.	COMMITTEE

4.1. Plan Administration. This Plan shall be administered by the Committee; provided, however, that the Board may, in its sole discretion, take any action delegated to the Committee under this Plan as it may deem necessary. Notwithstanding anything in the Plan to the contrary, to the extent required by the laws of The Netherlands, Awards granted pursuant to this Plan (to the extent they constitute Options or other rights to acquire shares of Stock or Stock Grants) shall be deemed to have been granted subject to the approval of such Award (including its terms and conditions as established by the Committee) by the Board (if and to the extent the Company’s general meeting of shareholders has delegated such authority to the Board) or by the Company’s general meeting of shareholders itself (if and to the extent the Company’s general meeting of shareholders has not delegated such authority to the Board), and no Awards shall be effective until such approval, as applicable, is received. The Committee acting in its sole discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to Section 12 and Section 17 herein and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Participant, and on each other person directly or indirectly affected by such action. The Committee shall not be obligated to treat Participants or Eligible Recipients uniformly, and determinations made under this Plan may be made by the Committee selectively among Participants or Eligible Recipients, whether or not such Participants and Eligible Recipients are similarly situated. Furthermore, the Committee as a condition to making any grant under this Plan to any Eligible Recipient shall have the right to require him or her to execute an agreement which makes the Eligible Recipient subject to non-competition provisions and other restrictive covenants which run in favor of the Company.

4.2. Participants Based Outside of the United States. In addition to the authority of the Committee under Section 4.1 and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Affiliate in order to comply with local legal requirements, to otherwise protect the Company’s or Affiliate’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more subplans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee shall have no authority, however, to take action pursuant to this Section 4.2: (i) to reserve shares or grant Awards in excess of the limitations provided in this Plan, (ii) to grant an Option or Stock Appreciation Right having an exercise price less than one hundred percent (100%) of the Fair Market Value of one share of Stock on the Grant Date in violation of this Plan, or (iii) for which shareholder approval would then be required pursuant to Section 17.2.

5.	ELIGIBILITY

Only Employees shall be eligible for the grant of ISOs under this Plan. All Eligible Recipients shall be eligible for the grant of Non-ISOs, Stock Appreciation Rights, Cash-Based Awards, Other Stock-Based Awards, and for Stock Grants and Stock Unit Grants under this Plan.

6.	OPTIONS

6.1. Grant; Award Agreement. The Committee acting in its sole discretion shall have the right to grant Options to Eligible Recipients under this Plan to purchase shares of Stock subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Each grant of an Option to an Eligible Recipient shall be evidenced by an Award Agreement, and each Award Agreement shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its sole discretion deems consistent with the terms of this Plan; provided, however, that if the Committee grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. To the extent that any ISO (or portion thereof) granted under this Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such ISO (or portion thereof) shall continue to be outstanding for purposes of this Plan but shall thereafter be deemed to be a Non-ISO.

6.2. $100,000 Limit. To the extent the aggregate Fair Market Value (determined as of the date of grant) of Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess ISOs shall be treated as Non-ISOs.

6.3. Exercise Price. The per share price to be paid by a Participant upon exercise of an Option granted pursuant to this Section 6 shall be determined by the Committee in its sole discretion at the time of grant; provided, however, that other than with respect to any substitute Award described in Section 3.1, such price shall not be less than one hundred percent (100%) of the Fair Market Value of one share of Stock on the Grant Date and; provided, further, that if the Option is an ISO granted to an Employee who is a Ten Percent Shareholder, the per share price for each share of Stock subject to such ISO shall be no less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date such ISO is granted.

6.4. Payment.

(a) The exercise price of an Option shall be payable in full upon the exercise of such Option in cash (including check, bank draft, or money order); provided, however, that the Committee, in its sole discretion, may allow such payments to be made, in whole or in part, by (i) by a “net exercise” of the Option (as further described in paragraph (b), below), (ii) through cashless exercise procedure which is effected by an unrelated broker through a sale of Stock in the open market, (iii) by a combination of such methods; or (iv) any other method approved or accepted by the Committee in its sole discretion.

(b) In the case of a “net exercise” of an Option, a Participant shall receive the number of shares of Stock underlying the Options so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Options divided by the Fair Market Value on the date of exercise (the “Reduced Shares”). In the event of a “net exercise” of an Option, Options to purchase the Reduced Shares shall be cancelled in exchange for the right to receive an amount (the “Redemption Amount”) equal to the Fair Market Value of the Reduced Shares on the date of exercise. The Redemption Amount shall automatically be applied by the Company to satisfy the amount the Participant is required to pay to exercise the Options. Thereafter, the Participant shall receive the number of shares of Stock remaining after such Reduced Shares have been cancelled. Shares of Stock shall no longer be outstanding under an Option (and shall therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares cancelled to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding.

6.5. Exercisability and Duration. An Option shall become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant and as set forth in the related Award Agreement, including (i) the achievement of one or more Performance Goals, or that (ii) the Participant remain in continuous employment or service with the Company or an Affiliate for a certain period; provided, however, that no Option shall be exercisable after ten (10) years from the Grant Date (five (5) years from the Grant Date in the case of an ISO that is granted to a Ten Percent Shareholder on the date the Option is granted).

6.6. Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in this Plan and in the Award Agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission, or through the mail of written notice of exercise to the Company at its principal executive office (or to the Company’s designee as may be established from time to time by the Company and communicated to Participants) and by paying in full the total exercise price for the shares of Stock to be purchased in accordance with Section 6.4 of this Plan.

6.7. Disqualifying Disposition. Each Participant who receives an ISO shall notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an ISO.

7.	STOCK APPRECIATION RIGHTS

7.1. Grant; Award Agreement. The Committee acting in its sole discretion shall have the right to grant Stock Appreciation Rights to Eligible Recipients under this Plan subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Each Stock Appreciation Right grant shall be evidenced by an Award Agreement or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by an Award Agreement for the related Option.

7.2. Exercise Price. The exercise price of a Stock Appreciation Right shall be determined by the Committee, in its sole discretion, at the time of grant; provided, however, that other than with respect to any substitute Award described in Section 3.1, such price shall not be less than one hundred percent (100%) of the Fair Market Value of one share of Stock on the Grant Date.

7.3. Exercisability and Duration. A Stock Appreciation Right shall become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant and as set forth in the related Award Agreement, including (i) the achievement of one or more Performance Goals, or that (ii) the Participant remain in continuous employment or service with the Company or an Affiliate for a certain period; provided, however, that no Stock Appreciation Right shall be exercisable after ten (10) years from its Grant Date.

7.4. Manner of Exercise. A Stock Appreciation Right shall be exercised by giving notice in the same manner as for Options, as set forth in Section 6.6, subject to any other terms and conditions consistent with the other provisions of this Plan as may be determined by the Committee in its sole discretion.

7.5. Settlement. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a share of Stock on the date of exercise over the per share exercise price; by

(b) The number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

7.6. Form of Payment. Payment, if any, with respect to a Stock Appreciation Right settled in accordance with Section 7.5 shall be made in accordance with the terms of the applicable Award Agreement, in cash, shares of Stock, or a combination thereof, as the Committee determines in its sole discretion.

8.	STOCK GRANTS AND STOCK UNIT GRANTS

8.1. Grant; Award Agreement. The Committee acting in its sole discretion shall have the right to make Stock Grants and Stock Unit Grants to Eligible Recipients, subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Each Stock Grant and each Stock Unit Grant shall be evidenced by an Award Agreement, and each Award Agreement shall set forth the conditions, if any, under which Stock shall be issued under the Stock Grant or cash shall be paid under the Stock Unit Grant and the conditions under which the Participant’s interest in any Stock which has been issued shall become non-forfeitable.

8.2. Conditions.

(a) Conditions to Issuance of Stock. The Committee acting in its sole discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one or more conditions which the Committee deems appropriate under the circumstances for Participants generally or for a Participant in particular, and the related Award Agreement shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Participant only after each such condition, if any, has been timely satisfied. In addition to any restrictions set forth in a Participant’s Award Agreement, until such time that the Stock underlying a Stock Grant has vested pursuant to the terms of the Award Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber such Stock. The Committee shall take into account compliance with local laws relating to payment for shares of Stock in connection with any Stock Grant made under the Plan, to the extent applicable.

(b) Conditions on Forfeiture of Stock or Cash Payment. The Committee acting in its sole discretion may make any cash payment due under a Stock Unit Grant or Stock issued in the name of a Participant under a Stock Grant non-forfeitable subject to the satisfaction of one or more conditions, including the achievement of one or more Performance Goals, that the Committee acting in its sole discretion deems appropriate under the circumstances for

Participants generally or for a Participant in particular, and the related Award Agreement shall set forth each such condition, if any, and the deadline, if any, for satisfying each such condition. A Participant’s non-forfeitable interest in the shares of Stock underlying a Stock Grant or the cash payable under a Stock Unit Grant shall depend on the extent to which he or she timely satisfies each such condition.

8.3. Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as a Participant’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Participant as soon as practicable thereafter.

8.4. Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Stock Grant, the Participant must file, within thirty (30) days following the Grant Date of the Stock Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in the Award Agreement that the Stock Grant is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9.	CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS

9.1. Cash-Based Awards. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee shall determine, subject to limitations under applicable law. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements.

9.2. Other Stock-Based Awards. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions as the Committee shall determine, subject to limitations under applicable law. Such Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants or payment in cash or otherwise of amounts based on the value of shares of Stock, and may include Stock-Based Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

9.3. Value of Cash-Based Awards and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee in its sole discretion. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee in its sole discretion. The Committee may establish Performance Goals in its sole discretion for any Cash-Based Award or any Other Stock-Based Award. If the Committee exercises its discretion to establish Performance Goals for any such Awards, the number or value of Cash-Based Awards or Other Stock-Based Awards that shall be paid out to the Participant shall depend on the extent to which the Performance Goals and any other non-performance terms have been met.

9.4. Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to an Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash for any Cash-Based Award and in cash or shares of Stock for any Other Stock-Based Award, as the Committee determines in its sole discretion, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Cash-Based Award or Other Stock-Based Award under a Company deferred compensation plan or arrangement.

10.	DIVIDEND EQUIVALENTS

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing or any other provision of this Plan to the contrary, the Committee shall not grant dividend equivalents based on the dividends declared on shares of Stock that are subject to an Option or Stock Appreciation Right. Dividend equivalents shall be accrued for the account of the Participant and shall be paid to the Participant on the date on which the corresponding Awards are exercised, settled, paid, or become free of restrictions, as applicable. Dividend equivalents shall be subject to forfeiture to the same extent that the corresponding Awards are subject to forfeiture as provided in this Plan or any Award Agreement.

11.	EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE

11.1. Termination Due to Death or Disability. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement, and subject to Sections 11.3 and 11.5, in the event a Participant’s employment or other service with the Company and all Affiliates is terminated by reason of death or Disability:

(a) All outstanding Options and Stock Appreciation Rights held by the Participant as of the effective date of such termination shall, to the extent exercisable as of such termination, remain exercisable for a period of one (1) year after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock Appreciation Rights not exercisable as of such termination shall be terminated and forfeited;

(b) All outstanding Stock Grants and Stock Unit Grants held by the Participant as of the effective date of such termination that have not vested as of the date of such termination, and all outstanding but unpaid Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination, shall be terminated and forfeited; provided, however, that with respect to any such Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Affiliate, as the case may be, is terminated by reason of death or Disability prior to the end of the Performance Period of such Award, but after the conclusion of a portion of the Performance Period (but in no event less than one (1) year), the Committee may, in its sole discretion, cause shares of Stock to be delivered or payment made with respect to the Participant’s Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on full fiscal years only and no shares to be delivered for partial fiscal years. The Committee shall consider the provisions of Section 11.5 and shall have the discretion to consider any other fact or circumstance in making its decision as to whether to deliver such shares of Stock or other payment, including whether the Participant again becomes employed. If the effective date of such termination is on or after the end of the Performance Period applicable to an Award which vests based on the achievement of Performance Goals, then any such Award held by a Participant shall be paid to the Participant in accordance with the payment terms of such Award.

11.2. Termination for Reasons Other than Death, Disability, or Actions Constituting Cause or Adverse Action. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement, and subject to Sections 11.3 and 11.5 of this Plan, in the event a Participant’s employment or other service with the Company and all Affiliates is terminated for any reason other than (i) death, (ii) Disability, or (iii) due to actions constituting Cause or Adverse Action:

(a) All outstanding Options and Stock Appreciation Rights held by the Participant as of the effective date of such termination shall, to the extent exercisable as of such termination, remain exercisable for a period of three (3) months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock Appreciation Rights not exercisable as of such termination shall be terminated and forfeited.

(b) All Stock Grants and Stock Unit Grants held by the Participant as of the effective date of such termination that have not vested as of such termination, and all outstanding unpaid Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination, shall be terminated and forfeited; provided, however, that with respect to any such Awards the vesting of which is based on the achievement of Performance Goals, if the effective date of such termination is on or after the end of the Performance Period applicable to an Award which vests based on the achievement of Performance Goals, then any such Award held by a Participant shall be paid to the Participant in accordance with the payment terms of such Award.

11.3. Modification of Rights upon Termination. Notwithstanding the other provisions of this Section 11, upon a Participant’s termination of employment or other service with the Company or any Affiliate, as the case may be, the Committee may, in its sole discretion (which may be exercised at any time on or after the Grant Date, including following such termination) cause Options or Stock Appreciation Rights (or any part thereof) held by such Participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and Stock Grants, Stock Unit Grants, Cash-Based Awards, and Other Stock-Based Awards held by such Participant as of the effective date of such termination to terminate, vest, or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (i) no Option or Stock Appreciation Right may remain exercisable beyond its expiration date, and (ii) any such action by the Committee adversely affecting any outstanding Award shall not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Section 3.5, 11.5, 12, or 17).

11.4. Determination of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service shall, for purposes of this Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Affiliate for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records. Notwithstanding the foregoing, if payment of an Award that is subject to Section 409A of the Code is triggered by a termination of a Participant’s employment or other service, such termination shall also constitute a “separation from service” within the meaning of Section 409A of the Code, and any change in employment status that constitutes a “separation from service” under Section 409A of the Code shall be treated as a termination of employment or service, as the case may be.

11.5. Additional Forfeiture Events.

(a) Effect of Actions Constituting Cause or Adverse Action. Notwithstanding anything in this Plan to the contrary and in addition to the other rights of the Committee under this Section 11.5, if a Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action during or within one (1) year after the termination of employment or other service with the Company or an Affiliate, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Affiliate and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (i) all rights of the Participant under this Plan and any Award Agreements evidencing an Award then held by the Participant shall terminate and be forfeited without notice of any kind, and (ii) the Committee in its sole discretion shall have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, any Awards of the Participant that were exercised, vested or issued, or as to which such payment was made, during such period and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividend equivalents paid or other distributions made with respect to any shares subject to any Award). The Company shall be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or an Affiliate) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations. Unless otherwise provided by the Committee in an applicable Award Agreement, this Section 11.5(a) shall not apply to any Participant following a Change in Control.

(b) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company with respect to any Award received by such individual under this Plan during the twelve (12) month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

12.	CHANGE IN CONTROL

12.1. Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.5 and 4.1 of this Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the Award Agreement evidencing an Award at the time of grant or at any time after the grant of an Award, (i) all outstanding Options and Stock Appreciation Rights shall become immediately exercisable in full and shall remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in employment or service with the Company or any Affiliate, (ii) all restrictions and vesting requirements applicable to any Award based solely on the continued service of the Participant shall terminate, and (iii) all Awards the vesting or payment of which are based on Performance Goals shall vest as though such Performance Goals were fully achieved at target and shall become immediately payable; provided, however, that no Award that provides for a deferral of compensation within the meaning of Section 409A of the Code shall be accelerated upon the occurrence of a Change in Control unless the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code. The treatment of any other Awards in the event of a Change in Control shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

12.2. Alternative Treatment of Stock-Based Awards. In connection with a Change in Control, the Committee in its sole discretion, either in an Award Agreement at the time of grant of a Stock-Based Award or at any time after the grant of such an Award, may determine that any or all outstanding Stock-Based Awards granted under this Plan, whether or not exercisable or vested, as the case may be, shall be canceled and terminated and that in connection with such cancellation and termination the holder of such Stock-Based Award shall receive for each share of Stock subject to such Award a cash payment (or the delivery of shares, other securities or a combination of cash, shares and securities with a fair market value (as determined by the Committee in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a share of Stock in connection with such Change in Control and the purchase price per share, if any, under the Award, multiplied by the number of shares of Stock subject to such Award (or in which such Award is denominated); provided, however, that if such product is zero ($0) or less or to the extent that the Award is not then exercisable, the Award may be canceled and terminated without payment therefor. If any portion of the consideration pursuant to a Change in Control may be received by holders of shares of Stock on a contingent or delayed basis, the Committee may, in its sole discretion, determine the fair market value per share of such consideration as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Notwithstanding the foregoing, any shares of Stock issued pursuant to a Stock-Based Award that immediately prior to the effectiveness of the Change in Control are subject to no further restrictions pursuant to this Plan or an Award Agreement (other than pursuant to the securities laws) shall be deemed to be outstanding shares of Stock and receive the same consideration as other outstanding shares of Stock in connection with the Change in Control.

12.3. Limitation on Change in Control Payments. Notwithstanding anything in Section 12.1 or 12.2 to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Award as provided in Section 12.1 or the payment of cash in exchange for all or part of a Stock-Based Award as provided in Section 12.2 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 12.1 or 12.2 shall be reduced (or acceleration of vesting eliminated) to the largest amount as shall result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that such reduction shall be made only if the aggregate amount of the payments after such reduction exceeds the difference between (i) the amount of such payments absent such reduction, minus (ii) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments, and provided further that such payments shall be reduced (or acceleration of vesting eliminated) in the following order: (a) Options with an exercise price above fair market value that have a positive value for purposes of Section 280G of the Code, (b) pro rata among Awards that constitute deferred compensation under Section 409A of the Code, and (c) finally, among the Awards that are not subject to Section 409A of the Code. Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or an Affiliate that expressly addresses the potential application of Section 280G or 4999 of the Code, then this Section 12.3 shall not apply and any “payments” to a Participant pursuant to Section 12.1 or 12.2 shall be treated as “payments” arising under such separate agreement.

13.	PAYMENT OF WITHHOLDING TAXES

13.1. General Rules. The Company is entitled to (i) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or an Affiliate), or make other arrangements for the collection of, all amounts the Company reasonably determines are required to satisfy any and all federal, foreign, state, and local withholding and employment related tax requirements attributable to an Award, including the grant, exercise, vesting or settlement of, or payment of dividend equivalents with respect to, an Award or a disqualifying disposition of shares received upon exercise of an ISO, or (ii) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Stock, with respect to an Award. When withholding for taxes is effected under this Plan, it shall be withheld only up to the minimum required tax withholding rates or such other rate that will not trigger a negative accounting impact on the Company.

13.2. Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment related tax obligation described in Section 13.1 by withholding shares of Stock underlying an Award, electing to tender, or by attestation as to ownership of, other shares of Stock held by a Participant, by delivery of a Broker Exercise Notice, or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, shares of Stock withheld by the Company or tendered or covered by an attestation shall be valued at their Fair Market Value.

14.	NON-TRANSFERABILITY

14.1. General Rule. Except as provided in Section 14.2, no Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall be exercisable during a Participant’s lifetime only by the Participant. The person or persons to whom an Award is transferred by will or by the laws of descent and distribution or pursuant to Section 14.2, thereafter shall be treated as the Participant.

14.2. Transfers to Family Members. A Non-ISO may be transferred by a Participant to a “family member” (as defined in Rule 701(c)(3) of the 1933 Act) of such Participant or to a trust exclusively for the benefit of one or more of such family members of such Participant; provided, however, that such transfer is made as a gift without consideration, and such transfer complies with applicable securities laws.

15.	SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, a Participant shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, a Participant shall make a written representation to the Company that he or she shall not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

16.	LIFE OF PLAN

Subject to earlier termination as provided in Section 17 below, this Plan shall terminate at midnight on August 25, 2010. No Award shall be granted after termination of this Plan, but Awards outstanding upon termination of this Plan shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

17.	AMENDMENT, MODIFICATION, OR TERMINATION

17.1. Generally. Subject to other subsections of this Section 17 and Section 17.3, the Board at any time may suspend or terminate this Plan (or any portion thereof) or terminate any outstanding Award Agreement and the Committee, at any time and from time to time, may amend this Plan or amend or modify the terms of an outstanding Award. The Committee’s power and authority to amend or modify the terms of an outstanding Award includes the authority to modify the number of shares of Stock or other terms and conditions of an Award, extend the term of an Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Award, accept the surrender of any outstanding Award or, to the extent not previously exercised or vested, authorize the grant of new Awards in substitution for surrendered Awards; provided, however, that the amended or modified terms are permitted by this Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

17.2. Shareholder Approval. No amendments to this Plan shall be effective in respect of any jurisdiction without approval of the Company’s shareholders if shareholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange or stock market on which the Stock is then traded, applicable United States state corporate laws or regulations, applicable United States federal laws or regulations, or the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under this Plan.

17.3. Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, no termination, suspension, or amendment of this Plan may adversely affect any outstanding Award without the consent of the affected Participant; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.5, 11.5, 12 or 17.4 of this Plan.

17.4. Amendments to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, including Section 422 and 409A of the Code and Rule 16b-3 of the Exchange Act, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 17.4 to any Award granted under this Plan without further consideration or action.

18.	DEFERRED COMPENSATION

It is intended that all Awards issued under this Plan be in a form and administered in a manner that shall comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreements and this Plan shall be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. Notwithstanding anything in this Section 18 to the contrary, with respect to any Award subject to Section 409A of the Code, no amendment to or payment under such Award shall be made except and only to the extent permitted under Section 409A of the Code. Neither the Committee nor the Company shall be liable to anyone for any federal, state, local, or foreign taxes, interest, or penalties incurred by anyone in connection with the participation in or receipt of benefits under the Plan, including, but not limited to, any taxes, interest, or penalties incurred on account of the failure of the Plan or the operation of the Plan to comply with, or be exempt from, Section 409A.

19.	MISCELLANEOUS

19.1. Shareholder Rights. Except as otherwise specifically provided in the Plan or in an Award Agreement, no person shall be entitled to the rights and privileges of share ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that person. Specifically, no Participant shall have any rights as a shareholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Participant. A Participant’s rights as a shareholder in the shares of Stock that remain subject to forfeiture under Section 8.2(b) shall be set forth in the related Award Agreement.

19.2. No Contract of Employment. No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company. The grant of an Award to a Participant under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Participant any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Award Agreement.

19.3. Construction. All references to Sections are to Sections of this Plan unless otherwise indicated. Each term set forth in Section 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular. In this Plan, except where otherwise indicated by clear contrary intention, “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term, and “or” is used in the inclusive sense of “and/or”. Wherever possible, each provision of this Plan and any Award Agreement shall be interpreted so that it is valid under the applicable law. If any provision of this Plan or any Award Agreement is to any extent invalid under the applicable law that provision shall still be effective to the extent it remains valid. The remainder of this Plan and the Award Agreement also shall continue to be valid, and the entire Plan and Award Agreement shall continue to be valid in other jurisdictions. If there is any conflict between the terms of this Plan and the terms of any Award Agreement, the terms of this Plan shall control.

19.4. Other Conditions. Each Award Agreement may require that a Participant (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock or cash subject to any other Award) enter into any agreement or make such representations prepared by the Company, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or other Award or provides for the repurchase of such Stock by the Company.

19.5. Rule 16b-3. The Committee shall have the right to amend any Award to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Participant as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Section 16 of the 1934 Act might be applicable to such grant or transfer.

19.6. Coordination with Employment Agreements and Other Agreements. If the Company enters into an employment agreement or other agreement with a Participant which expressly provides for the acceleration in vesting of an outstanding Award or for the extension of the deadline to exercise any rights under an outstanding Award, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Award and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Award was granted; provided, however, no extension of the deadline to exercise any rights under an outstanding Option or Stock Appreciation Right shall be permitted to the extent such extension would cause the Option or Stock Appreciation Right to become subject to the requirements of Section 409A of the Code.

19.7. Fractional Shares. No fractional shares of Stock shall be issued or delivered under this Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be forfeited or otherwise eliminated by rounding up or down.

19.8. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Affiliate under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or the Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

19.9. Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Affiliate unless provided otherwise in such plan.

19.10. Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of this Plan and any rules, regulations, and actions relating to this Plan shall be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions. Unless otherwise provided in an Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

19.11. Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

19.12. Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (i) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award hereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (ii) permit Participants to use electronic, internet, or other non-paper means to execute applicable Plan documents (including Award Agreements) and take other actions under this Plan in a manner prescribed by the Committee.

19.13. No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

19.14. Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

19.15. Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than such member.

19.16. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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